UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 1, 2016

__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On August 1, 2016, PetroQuest Energy, Inc. (the "Company") announced a net loss to common stockholders for the quarter ended June 30, 2016 of $24,143,000, or $1.38 per share, compared to second quarter 2015 loss available to common stockholders of $61,083,000, or $3.77 per share. For the first six months of 2016, the Company reported a loss available to common stockholders of $63,280,000, or $3.67 per share, compared to a loss available to common stockholders of $183,323,000, or $11.31 per share, for the 2015 period. The losses during the quarter and six months ended June 30, 2016 and June 30, 2015 included non-cash ceiling test write-downs totaling $12,782,000 and $31,639,000, respectively, and $65,495,000 and $174,406,000, respectively.
Net cash flow provided by (used in) operating activities totaled $124,000 and $(17,605,000) during the second quarters of 2016 and 2015, respectively.  Discretionary cash flow for the second quarter of 2016 was $(991,000), as compared to $7,257,000 for the comparable 2015 period.  Net cash flow provided by (used in) operating activities totaled $(26,066,000) and $5,626,000 during the first six months of 2016 and 2015, respectively.  For the first six months of 2016, discretionary cash flow was $(3,201,000), as compared to $17,863,000, for the first six months of 2015.  See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the second quarter of 2016 was 6.0 Bcfe, compared to 9.7 Bcfe for the comparable period of 2015. For the first six months of 2016, production was 13.6 Bcfe, compared to 20.0 Bcfe for the comparable period of 2015. The reduction in production volumes during the 2016 periods is primarily attributable to the sale of the Company's Arkoma assets in June of 2015 and April of 2016 as well as substantially reduced capital spending as compared to 2015.
Stated on an Mcfe basis, unit prices including the effects of hedges for the second quarter of 2016 were $2.64 per Mcfe, as compared to $3.37 per Mcfe in the second quarter of 2015. For the first six months of 2016, unit prices including the effects of hedges, were $2.43 per Mcfe, as compared to $3.29 per Mcfe for the first six months of 2015.
Oil and gas sales during the second quarter of 2016 were $15,824,000, as compared to $32,550,000 in the second quarter of 2015. For the first six months of 2016, oil and gas sales were $33,144,000 as compared to oil and gas sales of $66,001,000 for the first six months of 2015.
Lease operating expenses (“LOE”) for the second quarter of 2016 decreased to $6,864,000, as compared to $11,191,000 in the second quarter of 2015. Lease operating expenses decreased during the three months ended June 30, 2016 primarily as result of the Company's 2015 Oklahoma divestiture. LOE per Mcfe was $1.14 for the second quarter of 2016, as compared to $1.16 in the second quarter of 2015. For the first six months of 2016, lease operating expenses were $1.10 per Mcfe compared to $1.10 per Mcfe in the first six months of 2015.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2016 was $1.17 per Mcfe, as compared to $1.86 per Mcfe in the second quarter of 2015. For the first six months of 2016, DD&A on oil and gas properties was $1.24 per Mcfe compared to $1.91 per Mcfe for the comparable period of 2015. The decrease in the per unit DD&A rate during the 2016 periods is primarily the result of ceiling test write-downs during the second half of 2015 totaling $92,156,000.
Interest expense for the second quarter of 2016 decreased to $6,503,000, as compared to $8,596,000 in the second quarter of 2015. During the three month period ended June 30, 2016, capitalized interest totaled $247,000, as compared to $1,379,000 during the 2015 period. For the first six months of 2016, interest expense was $14,760,000, compared to $16,470,000 for the comparable period of 2015. During the six month period ended June 30, 2016, capitalized interest totaled $555,000, as compared to $3,376,000 during the 2015 period. The decrease in interest expense during the 2016 periods is primarily attributable a lower debt balance after the completion of the Company's debt exchange in February 2016 as well as the repayment of the Company's bank debt in June 2015.
General and administrative expenses during the quarter and six months ended June 30, 2016 totaled $3,871,000 and $12,470,000, respectively, as compared to $6,519,000 and $11,858,000 during the comparable 2015 periods. Capitalized general and administrative costs during the quarter and six months ended June 30, 2016 totaled $1,634,000, and $3,188,000, respectively, as compared to costs of $2,357,000 and $4,597,000 during the comparable 2015 periods.

The decrease in general and administrative expenses during the quarter ended June 30, 2016 is primarily due to lower employee related costs. General and administrative expenses for the six month 2016 period included $4.8 million in costs related to the Company's debt exchange in February 2016.
The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six month periods ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Production:
Oil (Bbls)	114,319	151,223	254,308	298,437
Gas (Mcf)	4,272,820	7,167,270	9,820,297	15,082,774
Ngl (Mcfe)	1,045,858	1,584,284	2,292,490	3,160,826
Total Production (Mcfe)	6,004,592	9,658,892	13,638,635	20,034,222
Avg. Daily Production (MMcfe/d)	66.0	106.1	74.9	110.7
Sales:
Total oil sales	$4,936,757	$8,587,332	$9,295,501	$15,540,233
Total gas sales	8,853,527	19,927,230	19,571,735	41,577,325
Total ngl sales	2,034,342	4,035,571	4,277,104	8,883,616
Total oil and gas sales	$15,824,626	$32,550,133	$33,144,340	$66,001,174
Average sales prices:
Oil (per Bbl)	$43.18	$56.79	$36.55	$52.07
Gas (per Mcf)	2.07	2.78	1.99	2.76
Ngl (per Mcfe)	1.95	2.55	1.87	2.81
Per Mcfe	2.64	3.37	2.43	3.29

The above sales and average sales prices include increases (decreases) to revenues related to the settlement of gas hedges of $1,155,000 and $4,181,000, oil hedges of zero and ($288,000) and Ngl hedges of zero and $136,000 for the three months ended June 30, 2016 and 2015, respectively.  The above sales and average sales prices include increase (decreases) to revenues related to the settlement of gas hedges of $2,187,000 and $6,505,000, oil hedges of zero and ($261,000), and Ngl hedges of zero and $157,000 for the six months ended June 30, 2016 and 2015, respectively.

The following provides guidance for the third quarter of 2016:

Guidance for
Description	3rd Quarter 2016

Production volumes (MMcfe/d)	52-56

Percent Gas	70%
Percent Oil	13%
Percent NGL	17%

Expenses:
Lease operating expenses (per Mcfe)	$1.25 - $1.35
Production taxes (per Mcfe)	$0.04 - $0.07
Depreciation, depletion and amortization (per Mcfe)	$1.20 - $1.30
General and administrative (in millions)*	$3.5 - $3.9
Interest expense (in millions)	$6.3 - $6.7

* Includes non-cash stock compensation estimate of approximately $0.5 million

Balance Sheet/Liquidity Update
The Company continues to analyze a variety of options to address its liquidity needs, to extend the maturity on its 2017 Notes, and to reduce its overall financial leverage while maintaining a focus on reducing costs and preserving liquidity.  To assist the Board of Directors and management team in evaluating these options, the Company has retained Jefferies LLC and Seaport Global as its financial advisors and Porter Hedges LLP as its legal advisor.

Management’s Comment
“Our second quarter 2016 results reflect the impact of our cost cutting efforts. When compared to the second quarter of 2015, we realized an approximately 36% reduction in cash costs, or nearly $11 million,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. "We continue to work on capturing additional cost savings throughout our organization.  In addition, we have retained advisors to assist us in evaluating certain high-priority projects, most notably extending the maturity on our remaining 2017 Notes.”

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our ability to improve our liquidity position and refinance or restructure our indebtedness, including our remaining 2017 Notes; the potential need to sell assets or seek bankruptcy protection; our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our bank credit facility and restrictive debt covenants; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain production; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$68,896	$148,013
Revenue receivable	6,452	6,476
Joint interest billing receivable	18,560	49,374
Derivative asset	—	1,508
Other current assets	5,219	3,874
Total current assets	99,127	209,245
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,318,737	1,310,891
Unevaluated oil and gas properties	6,000	12,516
Accumulated depreciation, depletion and amortization	(1,223,051)	(1,157,455)
Oil and gas properties, net	101,686	165,952
Other property and equipment	11,257	11,229
Accumulated depreciation of other property and equipment	(10,020)	(8,737)
Total property and equipment	102,923	168,444
Other assets, net of accumulated amortization of $4,005 and $3,842, respectively	6,674	1,630
Total assets	$208,724	$379,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$54,379	$97,999
Advances from co-owners	577	16,118
Oil and gas revenue payable	29,386	18,911
Accrued interest and preferred stock dividend	9,938	12,795
Asset retirement obligation	1,496	6,015
Derivative liability	473	—
Accrued acquisition cost	—	4,409
Other accrued liabilities	3,131	2,537
Total current liabilities	99,380	158,784
10% Senior Unsecured Notes due 2017	134,766	347,008
10% Senior Secured Notes due 2021	156,524	—
Asset retirement obligation	39,986	36,541
Other long-term liabilities	2,670	53
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 17,548 and 16,411 shares, respectively	18	16
Paid-in capital	293,595	290,432
Accumulated other comprehensive (loss) income	(473)	947
Accumulated deficit	(517,743)	(454,463)
Total stockholders’ equity	(224,602)	(163,067)
Total liabilities and stockholders’ equity	$208,724	$379,319

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Oil and gas sales	$15,824	$32,550	$33,144	$66,001
Expenses:
Lease operating expenses	6,864	11,191	15,041	22,093
Production taxes	(48)	948	290	1,904
Depreciation, depletion and amortization	7,193	18,345	17,331	38,999
Ceiling test write-down	12,782	65,495	31,639	174,406
General and administrative	3,871	6,519	12,470	11,858
Accretion of asset retirement obligation	618	823	1,226	1,682
Interest expense	6,503	8,596	14,760	16,470
	37,783	111,917	92,757	267,412

Other income (expense):
Gain on sale of oil and gas properties	—	21,531	—	21,531
Other income	(424)	40	(327)	197
	(424)	21,571	(327)	21,728

Loss from operations	(22,383)	(57,796)	(59,940)	(179,683)
Income tax expense	475	2,000	561	1,073
Net loss	(22,858)	(59,796)	(60,501)	(180,756)
Preferred stock dividend	1,285	1,287	2,779	2,567
Loss available to common stockholders	$(24,143)	$(61,083)	$(63,280)	$(183,323)
Loss per common share:
Basic
Net loss per share	$(1.38)	$(3.77)	$(3.67)	$(11.31)
Diluted
Net loss per share	$(1.38)	$(3.77)	$(3.67)	$(11.31)
Weighted average number of common shares:
Basic	17,539	16,223	17,248	16,208
Diluted	17,539	16,223	17,248	16,208

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(60,501)	$(180,756)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred tax expense	561	1,073
Depreciation, depletion and amortization	17,331	38,999
Ceiling test writedown	31,639	174,406
Accretion of asset retirement obligation	1,226	1,682
Share-based compensation expense	925	2,828
Amortization costs and other	810	1,162
Payments to settle asset retirement obligations	(2,515)	(1,186)
Gain on sale of oil and gas properties	—	(21,531)
Costs incurred to issue 2021 Notes	4,808	—
Changes in working capital accounts:
Revenue receivable	24	8,735
Joint interest billing receivable	30,814	(1,171)
Accounts payable and accrued liabilities	(31,260)	(36,051)
Advances from co-owners	(15,541)	17,846
Other	(4,387)	(410)
Net cash (used in) provided by operating activities	(26,066)	5,626
Cash flows provided by investing activities:
Investment in oil and gas properties	(18,166)	(62,451)
Investment in other property and equipment	(28)	(134)
Sale of oil and gas properties	24,909	257,698
Net cash provided by investing activities	6,715	195,113
Cash flows used in financing activities:
Net proceeds for share based compensation	52	432
Deferred financing costs	(100)	(829)
Payment of preferred stock dividend	(1,284)	(2,569)
Redemption of 2017 Notes	(53,626)	—
Costs incurred to issue 2021 Notes	(4,808)	—
Proceeds from bank borrowings	—	70,000
Repayment of bank borrowings	—	(145,000)
Net cash used in financing activities	(59,766)	(77,966)
Net (decrease) increase in cash and cash equivalents	(79,117)	122,773
Cash and cash equivalents, beginning of period	148,013	18,243
Cash and cash equivalents, end of period	$68,896	$141,016
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$16,783	$18,626
Income taxes	$—	$(26)

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(22,858)	$(59,796)	$(60,501)	$(180,756)
Reconciling items:
Deferred tax expense	475	2,000	561	1,073
Depreciation, depletion and amortization	7,193	18,345	17,331	38,999
Ceiling test writedown	12,782	65,495	31,639	174,406
Gain on Asset Sale	—	(21,531)	—	(21,531)
Accretion of asset retirement obligation	618	823	1,226	1,682
Non-cash share based compensation expense	483	1,350	925	2,828
Amortization costs and other	248	571	810	1,162
Costs incurred to issue 2021 Notes	68	—	4,808	—
Discretionary cash flow	(991)	7,257	(3,201)	17,863
Changes in working capital accounts	3,166	(24,570)	(20,350)	(11,051)
Settlement of asset retirement obligations	(2,051)	(292)	(2,515)	(1,186)
Net cash flow provided by (used in) operating activities	$124	$(17,605)	$(26,066)	$5,626

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer
(Authorized Officer and Principal
Financial and Accounting Officer)